UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

Endurance Specialty Holdings Ltd.
 (Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 278-0440

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 23, 2010, Kenneth J. LeStrange, Chairman of the Board of Endurance Specialty Holdings Ltd. (the “Company”), entered into a written plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for the purpose of exercising options and selling limited amounts of the Company’s ordinary shares held by Mr. LeStrange (the “Plan”).

Sales under the Plan will be made from time to time at predetermined price thresholds by an independent broker. The Plan will cover the sale of up to 460,417 of the Company’s ordinary shares, including ordinary shares, if any, that Mr. LeStrange has the right to acquire under outstanding stock options issued by the Company. The Plan will cover sales of ordinary shares between April 1, 2010 and June 30, 2010.

The Plan provides Mr. LeStrange with an opportunity to diversify his investment portfolio while avoiding concerns about transactions occurring at a time when he might possess material nonpublic information regarding the Company. Once the Plan is executed, Mr. LeStrange does not retain any discretion over the shares traded, as the broker administering the Plan is authorized to trade company securities in volumes and at prices as set forth in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 24, 2010

By:      /s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary